As filed with the Securities and Exchange Commission on March 9, 2021 under the Securities Act of 1933, as amended

No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vector Acquisition Corporation II
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1575612
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Market Street

Steuart Tower, 23rd Floor

San Francisco, CA 94105

(415) 293-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex Slusky

Chief Executive Officer and Chairman

Steuart Tower, 23rd Floor

San Francisco, CA 94105

(415) 293-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler, P.C.	Debbie P. Yee, P.C.	Paul D. Tropp, Esq.
Kirkland & Ellis LLP	Kirkland & Ellis LLP	Christopher J. Capuzzi, Esq.
601 Lexington Avenue	609 Main Street	Ropes & Gray LLP
New York, NY 10022	Houston, Texas 77002	1211 Avenue of the Americas
Tel: (212) 446-4800	Tel: (713) 836-3600	New York, New York 10036
	Fax: (713) 836-3601	Tel: (212) 596-6000
Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-253171

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class A ordinary shares, $0.0001 par value (2)(3)	5,750,000 shares	$10.00	$57,500,000	$6,273.25	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of Class A ordinary shares being registered. Does not include the Class A ordinary shares that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-253171).
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(4)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $460,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-253171), which was declared effective by the Securities and Exchange Commission on March 9, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of Class A ordinary shares having a proposed maximum offering price of $57,500,000 is hereby registered, which includes Class A ordinary shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional Class A ordinary shares, $0.0001 par value, of Vector Acquisition Corporation II, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253171) (the “Prior Registration Statement”), initially filed by the Registrant on February 16, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 9, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 10, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 10, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-253171) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Walkers.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Walkers (included on Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on the 9th day of March 2021.

VECTOR ACQUISITION CORPORATION II

By:	/s/ Alex Slusky
Name:	Alex Slusky
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Alex Slusky	Chief Executive Officer and Chairman	March 9, 2021
Alex Slusky

/s/ David Baylor	Chief Financial Officer	March 9, 2021
David Baylor	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Herr	Director	March 9, 2021
John Herr

/s/ David Kennedy	Director	March 9, 2021
David Kennedy

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